UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934



       Date of Report (date of earliest event reported) December 11, 2003
                                                        -----------------


                               33-1803; 333-108383
                          -----------------------------
                             Commission file numbers


A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

        Peoples Bancorp Inc.Retirement Savings Plan


B. Name of issuer of the securities held pursuant to the plan and address of its principal executive office:

        Peoples Bancorp Inc.
        138 Putnam Street
        Marietta, Ohio  45750

Item 5. Other Events and Regulation FD Disclosure.

        Change in independent auditors for the Peoples Bancorp Inc. Retirement Savings Plan:

        On September 26, 2003, Peoples Bancorp Inc. ("Peoples") filed a Current Report on Form 8-K regarding the resignation of Rea & Associates, Inc. as the independent auditor of the financial statements of the Peoples Bancorp Inc. Retirement Savings Plan (the "Plan").

        At a meeting held on December 11, 2003, the Board of Directors of Peoples approved the engagement of BKD, LLP ("BKD") as the independent auditor of the financial statements of the Plan for periods ending after January 1, 2003, by the Retirement Planning Committee, which administers the Plan. The decision to approve BKD was based on the recommendation of the Audit Committee.




                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Retirement Planning Committee, which administers the Peoples Bancorp Inc. Retirement Savings Plan, has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PEOPLES BANCORP INC.
                                         RETIREMENT SAVINGS PLAN


Date: December 12, 2003    By:/s/ JOHN E. DAKESIAN
                                  ----------------------------------
                                  John E. Dakesian
                                  Chairperson of the Retirement Planning
                                  Committee, which administers the
                                  Peoples Bancorp Inc. Retirement Savings Plan